Exhibit 10.34

                           HADRIAN INVESTMENTS LIMITED

NON-EXCLUSIVE FINDERS AGREEMENT

Mr. James Scogin
Chief Financial Officer
Data Race, Inc.
6509 Windcrest, Suite 120
Plano, TX 75024

Dear Mr. Scogin:

     This Financial Consulting Agreement (the "Agreement") is made and entered into as of the 11th day of June 2001, by and between Data Race, Inc. (the "Company"), and Hadrian Investments Limited.

     1. Engagement. The Company hereby retains Hadrian Investments Limited in the capacity of a Finder. Hadrian Investments Limited agrees to be retained to provide such services pursuant to the terms and conditions set forth herein.

     2. The Term. The term of this Agreement will be to secure a capital raise of $1,000,000.00. This agreement will be completed upon the completion of the aforementioned raise.

     3. Compensation. As compensation for Hadrian Investments Limited's services hereunder, the Company will pay to Hadrian Investments Limited a cash fee equal to eight percent (8%) of the aggregate purchase price of the Securities purchased by or through any investor or intermediary identified to the company by Hadrian Investments Limited and attached as Addendum A. The Company shall pay the cash fee owed to Hadrian Investments Limited hereunder upon the closing of the transaction, and deduct from the aggregate purchase price of the Securities the entire amount of all cash fees so owed and to pay that amount directly to Hadrian Investments Limited upon the closing of the transaction. The Company shall also cause the escrow agent to notify Hadrian Investments Limited prior to the disbursements of funds as a result of any breaking of escrow.

     4. Finder. Hadrian Investments Limited and the Company hereby acknowledge that Hadrian Investments Limited is an independent contractor and is acting as a finder. In addition, Hadrian Investments Limited shall take no action, which binds, or purports to bind, the Company.

                     12-14 Finch Road * Douglas Isle of Man
                                     IM991TT

                           HADRIAN INVESTMENTS LIMITED

     5. Liability of Hadrian Investments Limited. The Company acknowledges that all opinions and advise, whether oral or written, given by Hadrian Investments Limited to the Company in connection with this Agreement and intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of and rely upon the advice of Hadrian Investments Limited to be given hereunder, and no such opinion or advice shall be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company in communication with third parties, at any time, in any manner, for any purpose, nor may the Company make any public references to Hadrian Investments Limited or use Hadrian Investment Limited's name in any annual report or any other report or release of the Company without Hadrian Investment Limited's prior written consent, except that the Company may, without Hadrian Investment Limited's further consent, disclose this Agreement (but not information provided to the Company by Hadrian Investment Limited) in the
Company's filings with the Securities and Exchange Commission, if such disclosure is required by law.

     6. Entire Agreement. This Agreement contains the entire agreement between the parties. It may not be changes except by agreement in writing signed by the party against whom enforcement of any waiver change, discharge or modification is sought. Waiver of or failure to exercise any rights provided in this Agreement in any respect shall not be deemed a waiver of any future rights.

     7.  Survival  of  Representations  and  Warranties.   The  representations,
warranties, acknowledgements and agreements of Hadrian Investment Limited and the Company shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written

                                          Data Race, Inc.

                                          By: /s/ M. McDonnell
                                          Title: President & CEO

                                          Hadrian Investment Limited


                                          By: /s/ Richard Scott
                                          Name: Richard Scott
                                          Title: Director

                     12-14 Finch Road * Douglas Isle of Man
                                     IM991TT